EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements of Capital Automotive REIT and in their related prospectuses, as listed below, and in the Registration Statements pertaining to the Employees’ Savings Plan of Capital Automotive REIT of our reports dated February 15, 2005, with respect to the consolidated financial statements and schedule of Capital Automotive REIT, Capital Automotive REIT management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Capital Automotive REIT, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Registration
Statement Number	Form	Description

333-119092	Form S-3	Registration of 4,056,399 Common Shares to be issued by the Company in connection with its Dividend Reinvestment and Share Purchase Plan

333-116189	Form S-3	Registration of up to $600,000,000 of Common Shares, Preferred Shares, Depositary Shares, Warrants, Debt Securities and Guarantees of Debt Securities to be issued by the Company

333-107503	Form S-3	Registration of 869,167 Common Shares to be sold by shareholders of the Company

333-106445	Form S-3	Registration of up to $500,000,000 of Common Shares, Preferred Shares, Depositary Shares, Warrants, Debt Securities and Guarantees of Debt Securities to be issued by the Company

333-34186	Form S-3	Registration of 2,000,000 Common Shares to be issued by the Company in connection with its Dividend Reinvestment and Share Purchase Plan

333-42610	Form S-3	Registration of 596,421 Common Shares to be sold by shareholders of the Company

333-53976	Form S-3	Registration of 1,149,369 Common Shares to be sold by shareholders of the Company

333-73181	Form S-3	Registration of up to $200,000,000 of Common Shares, Preferred Shares, Debt Securities and Warrants to be issued by the Company

333-73183	Form S-3	Registration of 4,961,392 Common Shares to be sold by shareholders of the Company

333-78233	Form S-3	Registration of 796,135 Common Shares to be sold by shareholders of the Company

333-78215	Form S-8	Registration of 3,771,344 Common Shares to be issued by the Company in connection with the Capital Automotive Group 1998 Equity Incentive Plan, as amended

333-78235	Form S-3	Registration of 1,792,115 Common Shares to be sold by shareholders of the Company

333-80257	Form S-3	Registration of 541,325 Common Shares to be sold by shareholders of the Company

333-81136	Form S-3	Registration of 36,540 Common Shares to be sold by shareholders of the Company

333-94943	Form S-3	Registration of 266,861 Common Shares to be sold by shareholders of the Company

333-97409	Form S-3	Registration of 122,411 Common Shares to be sold by shareholders of the Company

333-101882	Form S-8	Registration of 1,300,000 Common Shares to be issued by the Company in connection with the Second Amended and Restated Capital Automotive Group 1998 Equity Incentive Plan

/s/ Ernst & Young LLP

McLean, VA
March 9, 2005